EXHIBIT 10.2

ADMINISTRATIVE SERVICES AGREEMENT

This Administrative Services Agreement (“Agreement”) is effective as of October 15, 2021 (the “Effective Date”), by and between Powered Brands, a Cayman Islands exempted company (“Company”) and PB Management, a Cayman Islands limited liability company (“Service Provider” and together with Company, the “Parties” and each a “Party”).

1. SERVICES.

Service Provider will endeavor to provide certain services as set forth on Exhibit A attached hereto (the “Services”) in accordance with and subject to the terms in the body of this Agreement.

2. TERM & TERMINATION.

The term of this Agreement (and the provision of Services hereunder) will commence on the Effective Date and continue until the earlier of (x) the consummation by the Company of an initial business combination and (y) the Company’s liquidation (in each case, as described in the registration statement for the initial public offering of the securities of the Company), unless terminated by either Party at any time, with or without cause, upon thirty (30) days’ notice to the other Party. Upon any termination, all rights of Service Provider and all obligations of Company shall terminate, except rights to payment accrued prior to termination, and Sections 4 and 5 shall survive termination.

3. COMPENSATION.

Company agrees to compensate Service Provider for the Services in accordance with the rates and payment schedule set forth on Exhibit A attached hereto. All payments to be made by Company to the Service Provider under this Agreement shall be in U.S. dollars.

4. LIMITATION OF LIABILITY AND WARRANTY DISCLAIMER.

a. Limitation of Liability EXCEPT FOR BODILY INJURY OF A PERSON, NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL FORM OF ACTION OR EQUITABLE THEORY FOR (I) ANY AMOUNTS IN EXCESS, IN THE AGGREGATE, OF THE FEES PAID TO SERVICE PROVIDER HEREUNDER DURING THE TWELVE-MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE, (II) ANY INDIRECT, EXEMPLARY, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST DATA OR LOSS PROFITS OR FOR LOSS OR CORRUPTION OF DATA OR INTERRUPTION OF USE, (III) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, OR (IV) ANY MATTER BEYOND SUCH PARTY’S REASONABLE CONTROL, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.

b. Warranty Disclaimer. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THE WORK PRODUCT AND SERVICES ARE PROVIDED “AS IS” AND SERVICE PROVIDER AND COMPANY MAKE NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO THE WORK PRODUCT OR ANY DERIVATIVES THEREOF OR ANY SERVICES OR LICENSES OR ANYTHING PROVIDED IN CONNECTION WITH THIS AGREEMENT AND DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

5. GENERAL

a. Relationship of Parties. The Parties expressly understand and agree that Service Provider is an independent contractor in the performance of each and every part of this Agreement (including the right to determine the manner and means by which the Services and duties hereunder are to be provided) and is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith and for any and all claims, liabilities, damages, taxes or debts of any type whatsoever that may arise on account of Service Provider's activities, or those of its employees or agents, in connection with this Agreement. Service Provider has no authority, right or ability to bind or commit Company in any way. This Agreement shall not create a partnership, joint venture, or other similar type of legal arrangement.

b. Assignment. Either Party shall have the right to assign and transfer any and all of its rights and this Agreement and to delegate any and all of its obligations to another party without consent of the other Party. This Agreement shall be binding on each of the Parties and their respective successors and assigns.

c. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.

d. Interpretation. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The word “or” shall be inclusive and not exclusive, unless the context otherwise requires. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.

e. Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, regardless of whether all of the Parties have executed the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including pdf and with an electronic or DocuSign signature) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

f. Entire Agreement; Amendment, Modification or Waiver; Notices. This Agreement (including any exhibits hereto and other documents and instruments referenced herein and therein) sets forth the entire understanding of the Parties and supersedes all prior or contemporaneous agreements, express or implied, oral or written, in each case, as to the subject matter of this Agreement. This Agreement may not be amended or modified except in a writing executed by both Parties. Any purported waiver of any provision of this Agreement by any Party will only be binding on such Party to the extent set forth in a written instrument duly executed and delivered by such Party to the other Party. Any notices in connection with this Agreement will be in writing and sent by first class US mail, or confirmed electronic mail or major commercial rapid delivery courier service.

g. Severability. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

h. Trust Account. Service Provider hereby (a) agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) established in connection with the initial public offering of the securities of the Company and (b) irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

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IN WITNESS WHEREOF, the Parties, each acting under due and proper authority, have executed this Agreement as of the date first above written.

POWERED BRANDS

By:	/s/ Katherine Power
	Name:	Katherine Power
	Title:	Chief Executive Officer

PB MANAGEMENT

By:	/s/ Katherine Power
	Name:	Katherine Power
	Title:	Member

[Signature Page to Administrative Services Agreement]

EXHIBIT A

Services

Rates and Payment Schedule:

Within five (5) Business Days following the beginning of each calendar month, Company will pay Service Provider an amount equal (x) up to $10,000.00 per month based on receipts submitted by the Service Provider to the Company and (y) $12,650.00 per month, or, in the alternative of (x) and (y), such other amount as may be mutually agreed by the Company and Service Provider from time to time (so long as the aggregate amount paid to Service Provider hereunder in any consecutive twelve (12) month period does not exceed $271,800.00 (the “Cap”), in respect of its estimated Costs for such calendar month (the sum of such payments on a calendar quarterly basis, the “Estimate”). In addition, Company will make a one-time payment to Service Provider on the date of this Agreement equal to $125,848.57 (the “Initial Payment”).  For purposes of this Agreement, the term “Costs” means total direct and indirect costs, including allocable overhead costs. Within one (1) month following the end of each calendar quarter, Service Provider will provide Company with an invoice for an amount equal to the difference between (a) the sum of (x) actual Costs incurred by Service Provider for such calendar quarter and (y) five  percent (5%) of such Costs and (b) the Estimate (such difference, the “Differential,” which for the avoidance of doubt may be a positive number or a negative number). Within ten (10) Business Days following delivery of such invoice, (i) if the Differential is a positive number, then Company will pay an amount equal to the Differential to Service Provider or (ii) if the Differential is a negative number, then Service Provider will pay an amount equal to the absolute value of the Differential to Company. Notwithstanding anything herein to the contrary, the aggregate amount of Costs payable to Service Provider under this Agreement in any consecutive twelve (12) month period shall not exceed the Cap plus the Initial Payment.

Services provided by PB Management to Powered Brands:

Service Provider shall be responsible for the oversight and coordination of the following Company functions:

●	Accounting/Books and Records
o	Accounts Payable
o	Accounts Receivable
o	General Ledger Accounting
o	General Accounting
●	Taxes
●	Treasury
●	Financial Statements / Periodic Reports if applicable
●	SEC Filings and compliance with other regulatory requirements
●	Insurance
●	Corporate Finance Services
●	Corporate Communications
●	Other services to be agreed upon from time to time

For the avoidance of doubt, the Parties hereby acknowledge and agree that (a) any and all costs of outside advisors (including legal, consulting and accounting services) incurred on behalf of the Company (including by Service Provider on behalf of the Company) shall remain the responsibility of Company and (b) Service Provider will be responsible for its own internal direct costs of the following:

●	Payroll and benefits for employees reasonably required to fulfill the duties hereunder
●	Secretarial and administrative services
●	Target identification and evaluation, due diligence services, and other activities related to transaction execution
●	Property Management, Office Space and Furniture
●	Human Resources
o	Payroll
o	Benefits
o	Employee Communications